EXHIBIT 99.8

Certificate No.: 1                                      No. of Warrants: 300,000

THESE SECURITIES AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THESE SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE U.S. STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE ACT) UNLESS SUCH EXERCISE IS REGISTERED UNDER THE ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.


                                    WARRANTS
                             EXERCISABLE TO ACQUIRE
                                 COMMON SHARES
                                       OF
                      CRYSTALLEX INTERNATIONAL CORPORATION

             (Organized under the Canada Business Corporations Act)

THIS IS TO CERTIFY THAT, for value received, GCA Strategic Investment Fund Limited, c/o Prime Management Limited, Mechanics Building, 12 Church Street, Hamilton HM 11, Bermuda, Fax: 441-295-3926 (the "holder") is the registered holder of the number of Warrants specified above ("Warrants") of Crystallex International Corporation ("Crystallex") and is thereby entitled, to be issued fully paid and non-assessable common shares ("Common Shares") in the capital of Crystallex, on the basis of one Common Share for each such Warrant, subject to the limitation referred to below, by surrendering to CIBC Mellon Trust Company (the "Warrant Agent") at its principal transfer offices in Vancouver, British Columbia (or by facsimile transmission to the Warrant Agent with original documents to the Warrant Agent within three business days thereafter) during the exercise period hereinafter referred to, a certified cheque or bank draft made payable to Crystallex in the amount of the Exercise Price as hereinafter determined, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed provided notice is also sent to Crystallex by delivering to it a copy of such documents.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above provided however that this Warrant

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Certificate will be deemed to have been surrendered on the date of the facsimile transmission and this original Warrant Certificate and the executed notice are received within three business days of the date of the facsimile transmission.

This Warrant Certificate evidences Warrants of Crystallex issued or issuable under the provisions of a Warrant Indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of May 2, 2003 between Crystallex and the Warrant Agent, as agent. REFERENCE IS MADE TO THE WARRANT INDENTURE FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE WARRANTS AND OF CRYSTALLEX AND OF THE WARRANT AGENT IN RESPECT THEREOF AND OF THE TERMS AND CONDITIONS UPON WHICH THE WARRANTS ARE ISSUED AND HELD, ALL TO THE SAME EFFECT AS IF THE PROVISIONS OF THE WARRANT INDENTURE WERE HEREIN SET FORTH, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS. TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THE WARRANT INDENTURE AND THE TERMS OF THIS WARRANT CERTIFICATE, THE TERMS OF THE WARRANT INDENTURE SHALL PREVAIL. Crystallex will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

The Warrants evidenced by this Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) on May 2, 2005 (the "Expiry Time").

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive within five business days of such exercise certificates representing the Common Shares thereby issued to him upon delivery of a certified cheque or bank draft payable to the Warrant Agent in the amount of the Exercise Price as hereinafter determined and this Warrant Certificate to the Warrant Agent at its principal office in Vancouver, British Columbia. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

Crystallex will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant.

No Common Share will be issued pursuant to any Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction or require Crystallex to qualify or register such Common Shares in any jurisdiction other than the United States.

The exercise price for each Warrant (the "Exercise Price") shall be US$1.316. The Warrant Indenture provides for adjustments to the number of Common Shares to be issued upon the exercise of the Warrants and the Exercise Price, upon the occurrence of certain events set forth therein.

The Warrants are redeemable in certain circumstances set forth in the Warrant Indenture.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.


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On presentation at the principal office of the Warrant Agent in Vancouver,
British Columbia, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged at no cost to the holder for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

The Warrants evidenced by this Warrant Certificate may be transferred, only upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Vancouver, British Columbia by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly notified on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, Crystallex will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require Crystallex to qualify the Common Shares for distribution in any jurisdiction of Canada.

The holding of this Warrant Certificate will not constitute the holder a shareholder of Crystallex or entitle him to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

IN WITNESS WHEREOF Crystallex International Corporation has caused this Warrant Certificate to be signed by its officer duly authorized in that behalf as of May 2nd, 2003.

                                        CRYSTALLEX INTERNATIONAL CORPORATION


                                        By:  /s/ Daniel R. Ross
                                              _________________________________
                                              Name:  Daniel R. Ross
                                              Title: Executive Vice President

        This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

                                        CIBC MELLON TRUST COMPANY


                                        By: /s/ E. Petryla
                                            ___________________________________
                                            Authorized Signing Officer


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                                   APPENDIX 1
                                   ----------

                               NOTICE OF EXERCISE
                               ------------------


To:     CRYSTALLEX INTERNATIONAL CORPORATION
And To: CIBC MELLON TRUST COMPANY

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of Crystallex International Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture and in connection therewith was enclosed a certified cheque or bank draft payable to CIBC Mellon Trust Company in an amount equal to US$1.316 for each Warrant hereby exercised.

Mark one of Box A or Box B:

Box A   /_/    The undersigned hereby certifies that (i) it is not a "U.S.
               person", as that term is defined in Regulation S enacted under the United States Securities Act of 1933, as amended (the "1933
               Act"), (ii) the Warrants are not being exercised on behalf of a "U.S. person", and (iii) this Notice of Exercise was not executed or delivered in the United States.

Box B   /_/    The undersigned hereby attaches a written opinion of counsel
               (which the undersigned acknowledges must be acceptable to Crystallex International Corporation) to the effect that the Warrants and the Common Shares issuable upon exercise of the Warrants have been registered under the United States 1933 Act and applicable state securities laws or are exempt from registration thereunder.

NOTE: Certificates for Common Shares will not be registered or delivered to an address in the United States unless Box B is marked.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full           Address(es)                 Number(s) of Common
                                                      Shares

_____________________     ______________________     ___________________________

_____________________     ______________________     ___________________________

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(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all eligible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this ___ day of ____________
                                    )        ___________________________________
Witness                             )        Signature of Registered Holder
                                    )
__________________________________  )        ___________________________________
                                    )        Name of Registered Holder
__________________________________


NOTE: The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached.

[   ]  Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

       Certificates will be delivered or mailed within five business days after the due surrender of this Warrant Certificate as aforesaid.

NOTE: If Box B is marked, the certificates representing Common Shares may bear a legend restricting transfers unless registered under the 1933 Act and applicable state securities laws or an exemption from registration is available.


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

                                   APPENDIX 2
                                   ----------

                                FORM OF TRANSFER
                                -----------------



FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ______
________________________________________________________________________________
Warrants of Crystallex International Corporation ("Crystallex") represented by the attached Warrant Certificate and does hereby appoint _______________________ as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

IF THE SALE EVIDENCED HEREBY IS BEING MADE IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER TO THE UNITED STATES SECURITIES ACT OF 1933 (the "1933 ACT"), THE UNDERSIGNED BY THE EXECUTION OF THIS FORM OF TRANSFER HEREBY CERTIFIES THAT SUCH SALE DOES NOT REQUIRE REGISTRATION OF THE WARRANTS BEING TRANSFERRED HEREBY UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS AND TENDERS HEREWITH AN OPINION OF COUNSEL (WHICH THE UNDERSIGNED ACKNOWLEDGES MUST BE SATISFACTORY TO CRYSTALLEX) TO SUCH EFFECT.
                           DECLARATION OF TRANSFEREE


Mark one of Box A or Box B:

Box A   /_/    The undersigned transferee, hereby represents, warrants and agrees that (i) it is not a "U.S. person" as defined in Regulation S under the 1933 Act and is not acquiring these securities for the account or benefit of a "U.S. person", (ii) it was not offered these securities in the United States, (iii) the person who executed the buy order on behalf of the transferee was not in the United States when the buy order was executed and (iv) this declaration was not executed or delivered in the United
               States.

Box B   /_/    The agreement to transfer these securities was made more than 40 days after the date of the issuance and tendered herewith is an opinion of counsel to the effect that the transfer to the undersigned transferee is not required to be registered under the 1933 Act or any state securities law.

DATED this ___ day of _________________


_______________________________________      ___________________________________
Witness                                      Signature of Transferor
Signature of Transferor must be guaranteed
                                             ___________________________________
                                             Name of Transferor

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NOTE:  The name of the Transferor on this Form of Transfer must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached. The transfer must be consented to in writing by Crystallex.


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